                                  Exhibit 99.1

Name and Address of Reporting Person:         Thomas H. Lee Advisors, LLC
                                              c/o Thomas H. Lee Partners, L.P.
                                              100 Federal Street, 35th Floor
                                              Boston, MA  02110

Issuer Name and Ticker or Trading Symbol:     Ceridian HCM Holding Inc. [CDAY]

Date of Earliest Transaction Required to be
Reported (Month/Day/Year):                    August 8, 2019

Footnotes to Form 4

(1) This report is filed by the following Reporting Persons: THL Holdco, LLC
("THL Holdco"), Thomas H. Lee Partners, L.P. ("THL Partners"), Thomas H. Lee
Advisors, LLC ("THL Advisors"), Thomas H. Lee Equity Fund VI, L.P. ("THL Equity
VI"); Thomas H. Lee Parallel Fund VI, L.P. ("Parallel Fund VI"); Thomas H. Lee
Parallel (DT) Fund VI, L.P. ("DT Fund VI"); THL Equity Fund VI Investors
(Ceridian), L.P. ("Ceridian I"); THL Equity Fund VI Investors (Ceridian) II,
L.P. ("Ceridian II"); THL Equity Fund VI Investors (Ceridian) III, LLC
("Ceridian III"); THL Equity Fund VI Investors (Ceridian) IV, LLC ("Ceridian
IV"); THL Equity Fund VI Investors (Ceridian) V, LLC ("Ceridian V"),  THL Equity
Fund VI Investors (Ceridian) VI, LP, ("Ceridian VI" and together with Ceridian
I, Ceridian II, Ceridian III, Ceridian IV and Ceridian V, the "Ceridian Funds");
THL Coinvestment Partners, L.P. ("THL Coinvestment"); THL Operating Partners,
L.P. ("THL Operating"); Great-West Investors LP ("Great-West"); and Putnam
Investments Employees' Securities Company III LLC ("Putnam III") (collectively with their affiliates, the "THL Funds"). This Form 4 is in two parts and is jointly filed with the Reporting Persons in both parts. See Remarks.

(2) THL Holdco is the managing member of THL Advisors, which in turn is the general partner of THL Partners, which in turn is the general partner of THL
Coinvestment and THL Operating. THL Advisors is attorney in fact for Great-West
Investors LP and Putnam Investments LLC, which is the managing member of Putnam
III with respect to the shares of common stock they hold. THL Equity Advisors
VI, LLC is the general partner of the Ceridian Funds.  Solely for purposes of
Section 16 of the Exchange Act, the THL Funds may be deemed directors by deputization.

(3) Each of the Reporting Persons disclaims beneficial ownership of the securities listed in this report, and this report shall not be deemed an admission that the Reporting Person is the beneficial owner of such securities for the purpose of Section 16 or for any other purpose, except to the extent of such Reporting Person's pecuniary interest therein.

(4) Represents shares of Common Stock held directly and sold by the following entities: 2,731,331 shares sold by THL Equity VI; 1,849,511 shares sold by
Parallel Fund VI; 323,073 shares sold by DT Fund VI; 2,764,889 shares sold by
Ceridian I; 1,236,737 shares sold by Ceridian II; 48,465 shares sold by Ceridian
III; 69,230 shares sold by Ceridian IV; 14,761 shares sold by Ceridian V;
409,565 shares sold by Ceridian VI; 18,545 shares sold by THL Coinvestment;
5,948 shares sold by THL Operating; 13,978 shares sold by Great-West; and 13,967 shares sold by Putnam III.

(5) Represents shares of Common Stock of the Issuer directly held by the following entities following the transaction: 8,692,727 shares held by THL
Equity VI; 5,886,254 shares held by Parallel Fund VI; 1,028,210 shares held by
DT Fund VI; 8,799,534 shares held by Ceridian I; 3,936,040 shares held by
Ceridian II; 154,245 shares held by Ceridian III; 220,331 shares held by
Ceridian IV; 46,979 shares held by Ceridian V; 1,303,482 shares held by Ceridian
VI; 59,021 shares held by THL Coinvestment; 18,930 shares held by THL Operating;
44,488 shares held by Great-West (not including 2,318 shares held by Great-West that are not indirectly held by THL Advisors); and 44,450 shares held by Putnam
III (not including 2,315 shares held by Putnam III that are not indirectly held by THL Advisors).